Riviera Holdings Corporation
                      2901 Las Vegas Boulevard South
                            Las Vegas, NV 89109
                    Investor Relations: (800) 362-1460
                            TRADED: AMEX - RIV
                            www.theriviera.com








FOR FURTHER INFORMATION:
AT THE COMPANY:                       INVESTOR RELATIONS CONTACT:
Duane Krohn, Treasurer and CFO        Betsy Truax, Skorpus Consulting
(702) 794-9527 Voice                  (208) 241-3704 Voice
(702) 794-9442 Fax                    (208) 232-5317 Fax
Email:  dkrohn@theriviera.com         Email:   betsyt@cableone.net

FOR IMMEDIATE RELEASE:


   RIVIERA HOLDINGS SECOND QUARTER 2005 CONFERENCE CALL SET FOR AUGUST 9

LAS VEGAS, NV - August 1, 2005 - In conjunction with the release of Riviera Holdings Corporation's (AMEX: RIV) second quarter financial results, the Company will hold a conference call on Tuesday, August 9, 2005 at 2 p.m. Eastern Time.

What:   Riviera Holdings Second Quarter 2005 Financial Results

When:   Tuesday, August 9, 2005, 2 p.m. ET/ 11 a.m. PT

Where:  http://phx.corporate-ir.net/playerlink.zhtml?c=96408&s=wm&e=1092096
        -------------------------------------------------------------------
        or www.theriviera.com

How: Live and rebroadcast over the Internet - simply log onto the web at one of the above addresses

Live call via telephone:   800-500-3170

Replay information:    888-203-1112, code 3866405

Contact information:   Betsy Truax 208-241-3704 or BetsyT@cableone.net

About Riviera Holdings:
Riviera Holdings Corporation owns and operates the Riviera Hotel and Casino on the Las Vegas Strip and the Riviera Black Hawk Casino in Black Hawk, Colorado. Riviera is traded on the American Stock Exchange under the symbol RIV.


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